UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): September 21, 2016
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2016, TransUnion Healthcare, Inc. (“TransUnion Healthcare”), a subsidiary of TransUnion, entered into a Purchase Agreement, dated September 21, 2016 (the “Purchase Agreement”), by and among TransUnion Healthcare, Inc., RTech Healthcare Revenue Technologies, Inc. (“RTech”), John J. DeRuzza and Todd H. Langer, as Sellers, and Todd H. Langer, as the Seller Representative. RTech is a technology-driven healthcare services company that offers post-service eligibility solutions designed to maximize reimbursements and reduce uncompensated care costs for hospitals and healthcare systems of all sizes.

Pursuant to the Purchase Agreement, TransUnion Healthcare purchased 100% of the outstanding capital stock of RTech (the “Acquisition”) for consideration consisting of approximately $51.9 million paid at closing. TransUnion Healthcare also agreed to pay up to an additional $6.2 million, deposited in escrow at closing, upon satisfaction of specified conditions relating to customer retention, and up to an additional $3.9 million with respect to RTech accounts receivable that are collected after the closing date.

The Purchase Agreement contains customary representations and warranties, covenants and indemnities by both parties.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 21, 2016, the Acquisition was consummated. The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 2.1
Purchase Agreement, dated September 21, 2016, by and among TransUnion Healthcare, Inc., RTech Healthcare Revenue Technologies, Inc., the Sellers identified therein, and the Seller Representative named therein.* †

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.
† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: September 21, 2016
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President